Exhibit 10

AMENDMENT NO. 11 TO
THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 11 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is dated and is effective as of April 27, 2020, and is entered into by and among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (the “Originator”), UNITED RENTALS RECEIVABLES LLC II, a Delaware limited liability company (the “Seller”), UNITED RENTALS, INC., a Delaware corporation (the “Collection Agent”), LIBERTY STREET FUNDING LLC, a Delaware limited liability company (“Liberty”), and GOTHAM FUNDING CORPORATION, a Delaware corporation (“Gotham”, and together with Liberty, the “Purchasers”), THE BANK OF NOVA SCOTIA (“Scotia Capital”), as a Bank (as defined in the Purchase Agreement referred to below), as administrative agent (the “Administrative Agent”) for the Investors and the Banks (as such terms are defined in the Purchase Agreement referred to below) and as purchaser agent for Liberty (the “Liberty Purchaser Agent”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Bank and as purchaser agent for itself (the “PNC Purchaser Agent”), MUFG BANK, LTD. (“MUFG”), as a Bank and as purchaser agent for Gotham (the “Gotham Purchaser Agent”), TRUIST BANK, successor by merger to SunTrust Bank (“ST”), as a Bank and as purchaser agent for itself (the “ST Purchaser Agent”), and THE TORONTO-DOMINION BANK (“TD”), as a Bank and as purchaser agent for itself (the “TD Purchaser Agent”, and together with the Liberty Purchaser Agent, the PNC Purchaser Agent, the Gotham Purchaser Agent and the ST Purchaser Agent, the “Purchaser Agents”). Capitalized terms used and not otherwise defined herein are used as defined in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Seller, the Collection Agent, the Purchasers, the Purchaser Agents, the Banks and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Purchase Agreement”);
WHEREAS, the Originator, the Collection Agent and the Seller are parties to that certain Third Amended and Restated Purchase and Contribution Agreement dated as of September 24, 2012 (as amended, supplemented or otherwise modified, the “Contribution Agreement”); and
WHEREAS, pursuant to Section 7.01 of the Purchase Agreement, the parties wish to make certain amendments to clause (h) of Exhibit V to the Purchase Agreement as hereinafter set forth.
NOW, THEREFORE, the parties agree as follows:
Section 1.Amendments to the Purchase Agreement. Effective as of the Effective Date (as defined below), clause (h) of Exhibit V to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
“(h)    As of the last day of any calendar month, either:
(i)for any calendar month ending after June 30, 2020, the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.25% or (y) if such month is any other month, 9.50%; or

(ii)(A) for any calendar month ending on or prior to June 30, 2020, the three-month rolling average of the Default Ratio shall exceed 15.00% or (B) for any calendar month ending after June 30, 2020, the three-month rolling average of the Default Ratio shall exceed (x) if such month is January, February, March, April or May, 10.00% or (y) if such month is any other month, 9.25%; or
(iii)(A) for any calendar month ending on or prior to June 30, 2020, the three-month rolling average of the Delinquency Ratio shall exceed 10.00% or (B) for any calendar month ending after June 30, 2020, the Delinquency Ratio shall exceed 4.25% or the three-month rolling average of the Delinquency Ratio shall exceed 4.00%; or
(iv) (A) for any calendar month ending on or prior to June 30, 2020, the Pool Balance Dilution Ratio shall exceed 3.00% or (B) for any calendar month ending after June 30, 2020, the Dilution Ratio shall exceed 3.25% or the Pool Balance Dilution Ratio shall exceed 3.00%; or
(v)(A) for any calendar month ending on or prior to June 30, 2020, at any time, the three-month rolling average Days Sales Outstanding shall exceed 100 days or (B) for any calendar month ending after June 30, 2020, at any time, the Days Sales Outstanding shall exceed (x) during December, January or February, 68.5 days, or (y) during any other month, 66.5 days; or”
Section 2.Effectiveness of this Agreement. This Agreement shall become effective as of the date hereof (the “Effective Date”) at such time as executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto.
Section 3.Representations and Warranties. The Originator, the Seller and the Collection Agent represent and warrant as follows:
(a)The execution, delivery and performance by the Originator, the Collection Agent and the Seller of this Agreement (i) are within its corporate or limited liability company powers, as applicable, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, and (iii) do not contravene (1) its charter, by-laws or limited liability company agreement, as applicable, (2) any law, rule or regulation applicable to it or (3) any contractual restriction binding on it or its property, in each case under clauses (2) or (3) where such contravention would reasonably be expected to have a material adverse effect on the collectability of any Pool Receivable, on the Originator, on the Seller or on the performance by the Collection Agent of its obligations under the Contribution Agreement or the Purchase Agreement. This Agreement has been duly executed and delivered by the Originator, the Seller and the Collection Agent.
(b)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Originator, the Seller or the Collection Agent of this Agreement or any other document to be delivered by the Originator, the Seller or the Collection Agent hereunder other than those already obtained; provided that the right of any assignee of a Receivable the obligor of which is a Government Obligor to enforce such Receivable directly against such obligor may be restricted by the Federal Assignment of Claims Act or any similar applicable law to the extent the Originator or the Seller shall not have complied with the applicable provisions of any such law in connection with the assignment or subsequent reassignment of any such Receivable.
(c)This Agreement constitutes the legal, valid and binding obligation of the Originator, the Seller and the Collection Agent, enforceable against the Originator, the Seller and the Collection Agent in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)The representations and warranties contained in (i) Section 4.01 of the Contribution Agreement (with respect to the Originator), (ii) Exhibit III to the Purchase Agreement (with respect to the Seller) and (iii) Section 4.08 of the Purchase Agreement (with respect to the Collection Agent) are correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall be correct in all respects) on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been correct in all material respects (except for those representations and warranties that are conditioned by materiality, material adverse effect or a similar qualification, which shall have been correct in all respects) on and as of such earlier date.
(e)No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes an Event of Termination or an Incipient Event of Termination.
Section 4.Purchase Agreement and Contribution Agreement in Full Force and Effect as Amended.
(a)The respective parties hereto acknowledge and agree that each reference in the Purchase Agreement (including schedules and exhibits thereto) to “The Bank of Tokyo-Mitsubishi UFJ, Ltd.” or “BTMU” or words to that effect is hereby replaced in its entirety with a reference to “MUFG Bank, Ltd.” or “MUFG”, mutatis mutandis. All of the provisions of the Purchase Agreement, as amended hereby, and the Contribution Agreement, and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect and are ratified and confirmed in all respects.
(b)The respective parties hereto agree to be bound by the terms and conditions of the Purchase Agreement, as amended hereby, and the Contribution Agreement, as applicable, as though such terms and conditions were set forth herein.
(c)This Agreement may not be amended or otherwise modified except as provided in the Purchase Agreement.
(d)This Agreement shall constitute a Transaction Document under both the Purchase Agreement and the Contribution Agreement.
Section 5.Reference in Other Documents; Affirmation of Performance Undertaking Agreement.
(a)On and from the date hereof, references to the Purchase Agreement in any agreement or document (including without limitation the Purchase Agreement) shall be deemed to include a reference to the Purchase Agreement, as amended hereby, whether or not reference is made to this Agreement.
(b)United Rentals, Inc. hereby consents to this Agreement and hereby affirms and agrees that the Performance Undertaking Agreement is, and shall continue to be, in full force and effect and is hereby ratified and affirmed in all respects. Upon and at all times after the effectiveness of this Agreement, each reference in the Performance Undertaking Agreement to the “Receivables Purchase Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Agreement, and as hereafter amended or restated.

Section 6.	Costs and Expenses.
The Seller agrees to pay on demand all reasonable and documented costs and expenses in connection with the drafting, negotiation, revision, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out-of-pocket expenses of one firm of primary counsel for the Administrative Agent and the Purchaser Agents, the Purchasers and the Banks.

Section 7.	Counterparts.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by electronic mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.	Headings.
The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 9.	Governing Laws.
This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflict of laws principles thereof, other than Section 5-1401 of the New York General Obligations Law, which shall apply hereto).
The remainder of this page is intentionally left blank.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ORIGINATOR:            UNITED RENTALS (NORTH AMERICA), INC.

By:    /s/ Colin Fox
Name: Colin Fox
Title:     Assistant Treasurer

SELLER:                UNITED RENTALS RECEIVABLES LLC II

By:    /s/ Colin Fox
Name: Colin Fox
Title:     Assistant Treasurer

COLLECTION AGENT:        UNITED RENTALS, INC.

By:    /s/ Colin Fox
Name: Colin Fox
Title:     Assistant Treasurer

SOLELY FOR PURPOSES OF
SECTION 5(b):

UNITED RENTALS, INC.

By:    /s/ Colin Fox
Name: Colin Fox
Title:     Assistant Treasurer

ADMINISTRATIVE	THE BANK OF NOVA SCOTIA
AGENT:

By:    /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

PURCHASER:            LIBERTY STREET FUNDING LLC

By:    /s/ Frank B. Bilotta
Name: Frank B. Bilotta
Title: Vice President

PURCHASER AGENT:	THE BANK OF NOVA SCOTIA

By:    /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

BANK:	THE BANK OF NOVA SCOTIA

By:    /s/ Doug Noe
Name: Doug Noe
Title: Managing Director

PURCHASER AGENT:        PNC BANK, NATIONAL ASSOCIATION

By:    /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

BANK:	PNC BANK, NATIONAL ASSOCIATION

By:    /s/ Christopher Blaney
Name: Christopher Blaney
Title: Senior Vice President

PURCHASER:            GOTHAM FUNDING CORPORATION

By:    /s/ Kevin J. Corrigan
Name: Kevin J. Corrigan
Title: Vice President

PURCHASER AGENT:	MUFG BANK, LTD.

By:    /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

BANK:	MUFG BANK, LTD.

By:    /s/ Eric Williams
Name: Eric Williams
Title: Managing Director

PURCHASER AGENT:	TRUIST BANK

By:    /s/ Jason Meyer
Name: Jason Meyer
Title: Managing Director

BANK:	TRUIST BANK

By:    /s/ Jason Meyer
Name: Jason Meyer
Title: Managing Director

PURCHASER AGENT:	THE TORONTO-DOMINION BANK

By:    /s/ Jamie Giles
Name: Jamie Giles
Title: Managing Director

BANK:	THE TORONTO-DOMINION BANK

By:    /s/ Jamie Giles
Name: Jamie Giles
Title: Managing Director